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                                                                    Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



TO BANK ONE CORPORATION:

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated January 15, 1998, on the consolidated financial statements of First Chicago NBD Corporation included in the Form 10-K of First Chicago NBD Corporation as of December 31, 1997 and 1996 and for the three years ended December 31, 1997 and to the reference to our Firm under the caption "Experts" included in this Registration Statement.


                                             /s/ ARTHUR ANDERSEN LLP


Chicago, Illinois,
February 17, 1999